Exhibit 10.3

Amendment No. 1

to the

MWI VETERINARY SUPPLY, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (the “Amendment”) to the MWI Veterinary Supply, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is made as of April 25, 2008.

WHEREAS, the stockholders of MWI Veterinary Supply, Inc. (the “Company”) approved the Plan on February 6, 2008.

WHEREAS, the Board of Directors of the Company (the “Board”) wishes to amend the Plan to permit Participants to elect to contribute, via payroll deduction, a designated dollar amount or a percentage of Compensation to purchase shares of Common Stock pursuant to the Plan.

THEREFORE, the Board, pursuant to the power reserved to it in Section 11 of the Plan, now amends the Plan as set forth below.

AMENDMENT

1.                                       Section 7.1 of the Plan shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

7.1                                 “Election and Revocation.  The payroll deduction authorized by the Participant during each purchase period for purposes of acquiring shares of Common Stock under the Plan may be (a) any multiple of one percent (1%) of the Compensation paid to the Participant during each purchase period or (b) a specified whole dollar amount, in either case not to exceed a maximum of ten percent (10%) of Compensation and subject to the limitations of Section 9.1.  The payroll deduction so authorized shall continue in effect for the entire purchase period.  Such authorized payroll deduction percentage or amount may not be increased or decreased during the purchase period.  However, the Participant may, at any time during a purchase period prior to the Purchase Date, revoke his or her payroll deduction election by using the procedures prescribed by the Committee.  The revocation shall become effective as soon as possible following the completion of such procedure.  The revocation of a payroll deduction election results in the termination of the Participant’s outstanding purchase rights, as provided in Section 8.6(a) below.”

2.                                       Capitalized terms used in this Amendment but not defined herein shall have the meanings     given to them in the Plan.

3.                                       Except as set forth above, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has executed this Amendment as of April 25, 2008.

MWI VETERINARY SUPPLY, INC.

By:	/s/ James F. Cleary

Name:	James F. Cleary

Title:	President and CEO